UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 1, 2019

(Date of earliest event reported)

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, PA	17110
(Address of principal executive offices)	(Zip Code)

(717) 957-2196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

During the fourth quarter of 2018, Riverview Financial Corporation (the “Company” or “Riverview”) conducted a branch rationalization study analyzing branch performance for certain of its branches. As a result of the study and in an effort to reduce operating costs and increase efficiencies in its distribution network, the Company determined to close two of its branch offices in the first quarter of 2019. Accordingly, effective at the end of business on February 1, 2019, the Goldenrod Office, located at 1935 Daisy Street, Clearfield, PA and the Huntingdon Downtown Office, located at 500 Penn Street, Huntingdon, PA will be closed. Customer accounts of the Goldenrod Office will be transferred to Riverview’s Bridge Street Office, located at 204 Bridge Street, Clearfield, PA while those accounts of the Huntingdon Downtown Office will be transferred to Riverview’s Huntingdon Plaza Office, located at 9585 William Penn Highway, Huntingdon, PA. Concurrent with this strategic initiative to reposition itself in the market, Riverview recently opened a limited purpose office located at 2505 Green Tech Drive, State College, PA. This office will increase the Company’s presence in Centre County and complement its existing Pine Grove Mills branch facility located at 511 Pine Grove Road, State College, PA. An independent community bank, Riverview continues to serve the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 28 community banking offices and 4 limited purpose offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION (Registrant)

Dated: February 4, 2019	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer